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                                                                EXHIBIT 10.26.f.

June 18, 1998

Jeff Framer, C.F.O.
Image Entertainment, Inc.
9333 Oso Avenue
Chatsworth, CA 91311-6089

Re: Sixth Amendment and Waiver ("Amendment") to the Loan Agreement dated December 17, 1996 (the Loan Agreement, together with all prior amendments, is called the "Agreement")

Dear Jeff:

     In reference to the Agreement between UNION BANK OF CALIFORNIA, N.A. ("Bank") and IMAGE ENTERTAINMENT, INC. ("Borrower"), Bank and Borrower desire to amend the Agreement. Initially, capitalized terms used herein which are not otherwise defined shall have the meanings given them in the Agreement.

1.   Amendments to the Agreement

     (a)  SECTION 2.3 GUARANTIES shall be deleted in its entirety.

     (b)  SECTION 1.3.2 ELIGIBLE INVENTORY shall be deleted in its entirety.

     (c) SECTION 1.1 THE REVOLVING LINE shall be deleted in its entirety and a new Section 1.1 shall be added as follows:

     (d) SECTION 1.11 LOAN FEE of the Agreement is hereby added in its entirety as follows:

     SECTION 1.11 LOAN FEE. Borrower shall pay a fee of Twenty-Five Thousand Dollars ($25,000) on or before the date of execution of this agreement. Thereafter, Borrower shall pay a fee of One Thousand Dollars ($1,000) for any waiver made to the Agreement.

     1.1 THE REVOLVING LOAN. Bank will loan to Borrower an amount not to exceed Ten Million Dollars ($10,000,000) outstanding in the aggregate at any one time (the "Revolving Loan"). Borrower may borrow, repay and reborrow all or part of the Revolving Loan in the amounts of not less than One Hundred Thousand Dollars ($100,000) in accordance with the terms of the Revolving Note. All borrowings of the Revolving Loan must be made before June 30, 1999 at which time all unpaid principal and interest of the Revolving Loan shall be due and payable. The Revolving Loan shall be evidenced by a promissory note (the "Revolving Note") on the standard form used by Bank for commercial loans. Bank shall enter each amount borrowed and repaid in Bank's record and such entries shall be deemed to be the amount of the Revolving Loan outstanding absent manifest error. Omission of Bank to make any such entries shall not discharge Borrower of its obligation to repay in full with interest all amounts borrowed.

     (d) SECTION 4.7 CONSOLIDATED TANGIBLE NET WORTH shall be deleted in its entirety and a new Section 4.7 shall be added as follows:

     4.7 CONSOLIDATED TANGIBLE NET WORTH. Borrower will maintain Consolidated Tangible Net

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     Worth of not less than $13.2MM for the first quarter ending 06/30/98, not less than $13.45MM for the second quarter ending 09/30/98, not less than $14.85MM for the third quarter ending 12/31/98 and not less than $16MM for the fourth quarter ending 03/31/99. "Consolidated Tangible Net Worth" shall mean net worth increased by indebtedness of Borrower and its subsidiaries subordinated to Bank and decreased by patents, licenses, trademarks of Borrower and its subsidiaries, trade names, goodwill and other similar intangible assets, organizational expenses, and monies due from affiliates (including officers, shareholders and directors).

     (e)  SECTION 4.9 PROFITABILITY shall be deleted in its entirety and a new
     Section 4.9 shall be added as follows:

     4.9 PROFITABILITY. Borrower will maintain two quarter consecutive average net profit, after provisions for income taxes, not less than $5.4MM for the first quarter ending 06/30/98, not less than $125M for the second quarter ending 09/30/98, not less than $500M for the third quarter ending 12/31/98 and not less than $500M for the fourth quarter ending 03/31/99.

2.   Waiver

     (a) Bank hereby waives Borrower's breach of Section 4.7 (Tangible Net Worth), Section 4.9 (Profitability), Section 5.3 (Sale of Assets, Liquidation or Merger) and Section 5.7 (Parent and Subsidiary Property) of the Agreement occurring on March 31, 1998. Any further breach of the section is not waived.

     Except as specifically amended hereby, the Agreement shall remain in full force and effect and is hereby ratified and confirmed. This Amendment shall not be a waiver of any existing or future default or breach of a condition or covenant unless specified herein.

     This Amendment shall become effective when Bank shall have received the acknowledgment copy of this Amendment executed by Borrower, which Bank must be received before June 30, 1998.

                    Very truly yours,

                    UNION BANK OF CALIFORNIA, N.A.

                    By:    /s/ JOHN KASE
                           ---------------------------------------
                           John Kase
                    Title: Vice President


Agreed and Accepted to this 18th day of June, 1998.


IMAGE ENTERTAINMENT, INC.

By:    /s/ Jeff M. Framer
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       Jeff Framer
Title: C.F.O.

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